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                                                               Exhibit (10)(q)

                         AMENDMENT AND REINSTATEMENT OF
                     REAL ESTATE PURCHASE AND SALE AGREEMENT


         This AMENDMENT AND REINSTATEMENT OF REAL ESTATE PURCHASE AND SALE AGREEMENT (the "Amendment") is made this _____ day of October, 2000, by and between FRISCH'S RESTAURANTS, INC., an Ohio corporation ("Seller"), and REMINGTON HOTEL CORPORATION, a Texas corporation ("Purchaser").

                                R E C I T A L S:

         A. Seller is the owner of a certain hotel commonly known as the Clarion Hotel, Covington, Kentucky.

         B. Purchaser and Seller have previously entered into a certain Real Estate Purchase and Sale Agreement (the "Agreement") dated August 10, 2000, concerning the purchase and sale of the above referenced hotel.

         C. Pursuant to Purchaser's Termination Notice (as defined in the Agreement) dated September 29, 2000, Purchaser terminated the Agreement during the Inspection Period.

         D. Purchaser and Seller desire to reinstate the Agreement subject to the terms and conditions of this Amendment. For purposes hereof, all terms with their initial letter capitalized shall have the same meaning in this Amendment as given in the Agreement.

                               A G R E E M E N T:

         1. Reinstatement. Purchaser and Seller agree that the Agreement is hereby reinstated in full force and effect, the terms of which are hereby ratified and confirmed subject only to the modifications contained in this Amendment.

         2. Purchase Price. Purchaser and Seller agree that the Purchase Price is hereby reduced from Twelve Million Four Hundred Thousand and No/100 Dollars ($12,400,000.00) to Twelve Million and No/100 Dollars ($12,000,000.00), as adjusted pursuant to the terms of the Agreement and to be payable at Closing in immediately federal funds by wire transfer or other form acceptable to Seller.

         3. Earnest Money. Concurrently with the execution hereof, Seller has deposited the Second Deposit in the sum of $250,000.00 with the Escrow Agent.

         4. Closing Date. Purchaser and Seller agree that the Closing Date is hereby extended to a mutually acceptable date between Seller and Purchaser on or before November 6, 2000; provided, however, Seller shall reasonably cooperate with Purchaser to the extent Closing needs to be adjusted slightly in order to accommodate closing of its financing with Heller Financial.

         5. Inspection Period. Purchaser and Seller agree that for purposes of general inspections, the Inspection Period has expired; subject, however to the agreement that


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                                                               Exhibit (10)(q)


               the Inspection Period shall be extended to Monday, October 16, 2000, for purposes of Purchaser's obtainment of (i) a binding written commitment from Heller Financial for a first mortgage loan to facilitate the acquisition of the Property in a loan amount of $10,125,000.00, with a rate of LIBOR plus 3.75, a term of three years, and other terms reasonably acceptable to Purchaser, (ii) a ground lessor estoppel on terms reasonably acceptable to Purchaser and Heller, and (iii) Purchaser's confirmation that structural repairs required on the Property will not exceed the amounts set forth in this Eckland Consulting Report dated September 26, 2000. Purchaser commits and agrees to use its reasonable efforts to obtain a binding written commitment from Heller Financial and Seller agrees to use its reasonable efforts to obtain the ground lessor estoppel upon receipt of a draft thereof from Purchaser. In addition, Purchaser shall cause a further structural engineer review of the Property promptly to ascertain estimated costs of repair. In the event either of the three aforementioned items are not obtained prior to the expiration of the extended Inspection Period, then Purchaser shall have the right to terminate the Agreement in accordance with the terms of Section 4.6 of the Agreement in which event the Earnest Money shall be returned to Purchaser. Purchaser may, at its option, extend the time period for obtainment of the ground lease estoppel provided that the delivery thereof shall be a condition to Purchaser's obligation to close the acquisition of the Property.

         6. Title. Purchaser and Seller acknowledge that Purchaser has not received a full title commitment covering the Property with respect to the fee simple properties owned by Seller. It is anticipated that the receipt thereof shall occur on October 9 or 10, 2000, upon which Purchaser shall have the same review rights (including review of the revised survey) as provided in Section 5 of the Agreement.

         7. Limited Modification. Except as modified above, the Agreement shall remain in full force and effect, the terms of which are hereby ratified and confirmed by Purchaser and Seller.

         8. Telecopy. A telecopy or facsimile of a duly executed counterpart of this Amendment shall be sufficient evidence of the binding agreement of the terms of this Amendment, provided, however, any signatory to such telecopy facsimile counterpart of this Amendment shall promptly thereafter deliver an original executed counterpart copy of this Amendment to the other party to this Amendment.


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                                                               Exhibit (10)(q)


         IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the date set forth below.

                                   PURCHASER:

DATED: October 9, 2000             REMINGTON HOTEL CORPORATION


                                   By: /s/David A. Brooks
                                      ------------------------------------
                                       David A. Brooks, Executive Vice President


                                   SELLER:

DATED: October 9, 2000             FRISCH'S RESTAURANTS, INC.


                                   By:      /s/Donald H. Walker
                                       --------------------------------
                                   Name:        Donald H. Walker
                                         ------------------------------
                                   Title:        VP - Finance
                                          -----------------------------


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